Exhibit 1.9


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                  BALANCE SHEET
                                AT JUNE 30, 2002


Assets and Other Debits
-----------------------
Utility Plant
-------------
   Utility Plant (101-106, 114)                                            $1,342,620,546
   Construction Work in Progress (107)                                          8,600,267
   Less: Accumulated Provision for Depreciation,
     Depletion and Amortization (108, 111, 115)                              (398,047,470)
                                                                           --------------
        Total Net Utility Plant                                               953,173,343
                                                                           --------------

Other Property and Investments
------------------------------
   Non-Utility Property (121)                                                      80,137
   Less: Accumulated Provision for Depreciation and Amortization (122)             (9,744)
   Other Investments (124)                                                          1,088
   Special Funds (125-128)                                                              0
                                                                           --------------
        Total Other Property and Investments                                       71,481
                                                                           --------------

Current and Accrued Assets
--------------------------
   Cash (131)                                                                   3,861,344
   Working Funds (135)                                                            294,500
   Notes Receivable (141)                                                          82,180
   Customer Accounts Receivable (142)                                         103,277,116
   Other Accounts Receivable (143)                                              2,095,019
   Less: Accumulated Provision for Uncollectible Accounts (144)               (16,497,225)
   Accounts Receivable from Associated Companies (146)                          9,979,899
   Plant Materials and Operating Supplies (154)                                 4,948,859
   Stores Expense Undistributed (163)                                             689,801
   Gas Stored Underground (164.1)                                              16,870,909
   Prepayments (165)                                                            8,244,429
   Interest and Dividends Receivable (171)                                        181,081
   Accrued Utility Revenues (173)                                              11,707,450
                                                                           --------------
        Total Current and Accrued Assets                                      145,735,362
                                                                           --------------

Deferred Debits
---------------
   Other Regulatory Assets (182.3)                                             24,346,958
   Preliminary Survey and Investigation Charges (183.1, 183.2)                    (12,260)
   Clearing Accounts (184)                                                         57,994
   Miscellaneous Deferred Debits (186)                                         63,305,440
   Research, Development and Demonstration Expenditures (188)                  (1,712,554)
   Unamortized Loss on Reacquired Debt (189)                                    7,317,476
   Accumulated Deferred Income Taxes (190)                                         31,005
   Unrecovered Purchased Gas Costs (191)                                       18,457,324
                                                                           --------------
        Total Deferred Debits                                                 111,791,383
                                                                           --------------

        Total Assets and Other Debits                                      $1,210,771,569
                                                                           ==============

                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                  BALANCE SHEET
                                AT JUNE 30, 2002


Liabilities and Other Credits
-----------------------------
Proprietary Capital
-------------------
   Common Stock Issued (201)                                                  $59,170,600
   Premium on Capital Stock (207)                                                  68,500
   Other Paid-In Capital (208,211)                                            121,599,684
   Retained Earnings (215, 215.1, 216)                                        364,916,217
                                                                           --------------
        Total Proprietary Capital                                             545,755,001
                                                                           --------------

Long-Term Debt
--------------
   Advances from Associated Companies (223)                                   219,000,000
   Other Long-Term Debt (224)                                                     163,074
                                                                           --------------
        Total Long-Term Debt                                                  219,163,074
                                                                           --------------

Other Noncurrent Liabilities
----------------------------
   Accumulated Provisions for Injuries and Damages (228.2)                        386,050
   Accumulated Provisions for Pensions and Benefits (228.3)                    27,203,429
   Accumulated Provisions for Rate Refunds (229)                                9,418,000
                                                                           --------------
        Total Other Noncurrent Liabilities                                     37,007,479
                                                                           --------------

Current and Accrued Liabilities
-------------------------------
   Accounts Payable (232)                                                      38,635,273
   Notes Payable to Associated Companies (233)                                106,900,000
   Accounts Payable to Associated Companies (234)                              14,506,116
   Customer Deposits (235)                                                      5,665,312
   Taxes Accrued (236)                                                          5,890,001
   Interest Accrued (237)                                                         135,972
   Dividends Declared (238)                                                     8,700,000
   Tax Collections Payable (241)                                                 (402,288)
   Miscellaneous Current and Accrued Liabilities (242)                         (4,192,836)
                                                                           --------------
        Total Current and Accrued Liabilities                                 175,837,550
                                                                           --------------

Deferred Credits
----------------
   Customer Advances for Construction (252)                                     1,577,333
   Other Deferred Credits (253)                                                42,745,388
   Other Regulatory Liabilities (254)                                          19,540,617
   Accumulated Deferred Investment Tax Credits (255)                            8,805,105
   Accumulated Deferred Income Taxes (281-283)                                160,340,022
                                                                           --------------
        Total Deferred Credits                                                233,008,465
                                                                           --------------

        Total Liabilities and Other Credits                                $1,210,771,569
                                                                           ==============